AGREEMENT TO RESCIND STOCK PURCHASE


     THIS AGREEMENT TO RESCIND STOCK PURCHASE (this "Agreement"), entered into this 17th day of March, 2000, effective as of the 27th day of December, 1999, by and between Greystone Funding Corporation, a Virginia corporation (the "Buyer") and Schick Technologies, Inc., a Delaware corporation (the "Stockholder" or "Schick").

                              W I T N E S S E T H:

     WHEREAS, on December 27, 1999 the Stockholder sold to Buyer 468,000 shares, no par value per share of the outstanding capital stock (the "Stock"), of Photobit Corporation (the "Company"); and

     WHEREAS, on December 27, 1999 the Buyer purchased the Stock from the Stockholder by paying the Stockholder $1,000,000 in cash and executing and delivery to Stockholder its promissory note in the amount of $872,000 (the "Note");

     WHEREAS, in order to induce the Buyer to purchase the Stock, the Stockholder issued to the Buyer warrants to purchase 2,000,000 shares of common stock of Schick Technologies, Inc. ("Schick Common Stock") at an exercise price of $0.75 per share;

     WHEREAS, the Buyer and Stockholder desire to rescind the Stock purchase, return the Stock to Stockholder, cancel the Note and convert the $1,000,000 cash purchase price into the initial advance under that certain Amended and Restated Loan Agreement dated as of December 27, 1999 among the Buyer, Schick and Schick Technologies, Inc., a New York corporation (the "Loan Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1. Rescission of Stock Purchase. The Buyer and the Stockholder agree to rescind the purchase of the Stock by Buyer from Stockholder effective as of December 27, 1999. The Buyer agrees to return the Stock to the Stockholder. The Stockholder agrees to mark the Note "Cancelled" and return it to Buyer. The Buyer and Stockholder agree that the $1,000,000 cash portion of the Stock purchase price shall be retained by Schick as the initial advance under the Loan Agreement.

     2. Amendments and Modifications. No amendment or modification of this Agreement shall be valid unless made in writing and signed by or on behalf of the party to be charged therewith.

     3. Governing Law; Jurisdiction. The parties hereto hereby consent to the jurisdiction of all courts of the State of New York and the United States
District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be properly taken from such courts, for the purpose of any suit, action or other proceeding arising



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out of or with respect to this  Agreement,  the Note,  the  Warrants,  any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the parties' obligations hereunder or thereunder. The parties hereto hereby expressly waive any and all objections which they may have as to venue in any of such courts, and also waive trial by jury in any such suit, action or proceeding. The Buyer or Stockholder may file a copy of this Agreement as evidence of the foregoing waiver of right to jury trial.

     4. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                                       2

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     IN WITNESS  WHEREOF,  the parties have executed this Agreement on and as of the date first set forth above.

                   Buyer:
                                    GREYSTONE FUNDING CORPORATION


                                    By:
                                        -----------------------------
                                        Name:  Robert Barolak
                                        Title: Vice President


                   Stockholder:
                                    SCHICK TECHNOLOGIES, INC.

                                    By:
                                        -----------------------------
                                        Name:  David Schick
                                        Title: CEO